UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): November 9, 2009

FIRST CAPITAL BANCORP, INC.

(Exact Name of Registrant as Specified in its charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road, Suite 200 Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On November 9, 2009, First Capital Bancorp, Inc. (“First Capital”) and Eastern Virginia Bankshares, Inc. (“Eastern Virginia”) mutually agreed to terminate the Agreement and Plan of Merger (the “Merger Agreement”) entered into by First Capital and Eastern Virginia on April 3, 2009. Under the terms of the Merger Agreement, First Capital was to be merged with and into Eastern Virginia (the “Merger”). After the effective time of the Merger, it was further contemplated that First Capital Bank, a wholly-owned subsidiary of First Capital, would merge with and into EVB, a wholly-owned subsidiary of Eastern Virginia. The parties agreed to terminate the Merger Agreement based on the current regulatory and economic environment.

No termination fees are due and payable by either party in connection with the termination, and each party will be responsible for its own costs and expenses associated with the Merger Agreement and the proposed transaction.

Item 8.01	Other Events.

On November 9, 2009, First Capital issued a press release announcing the termination of the Merger Agreement as described above. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Designation of Exhibit

99.1	Press Release dated November 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: November 9, 2009	By:	/S/ JOHN M. PRESLEY
John M. Presley
Chief Executive Officer and Managing Director

INDEX TO EXHIBITS

Exhibit

99.1	Press Release dated November 9, 2009

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